                                                                   Exhibit 4(F)

                                FIRST AMENDMENT,
                              CONSENT AND WAIVER OF
                                CREDIT AGREEMENT


     THIS FIRST AMENDMENT, CONSENT AND WAIVER OF CREDIT AGREEMENT is dated as of January 30, 1995 (this "AMENDMENT") and is by and among Stone Container Corporation, a Delaware corporation (the "BORROWER"), the undersigned financial institutions, including Bankers Trust Company, in their capacities as lenders (collectively, the "LENDERS," and each individually, a "LENDER"), Bankers Trust Company, as agent (the "AGENT") for the Lenders, and Bank of America National Trust & Savings Association, The Bank of New York, The Bank of Nova Scotia, Caisse Nationale de Credit Agricole, Chemical Bank, The Chase Manhattan Bank, N.A., Dresdner Bank AG-Chicago and Grand Cayman Branches, The First National Bank of Chicago, The Long-Term Credit Bank of Japan, Ltd., NationsBank of North Carolina, N.A., The Sumitomo Bank, Ltd., Chicago Branch and The Toronto Dominion Bank, as co-agents for the Lenders (collectively, the "CO-AGENTS," and each individually, a "CO-AGENT").

                                    RECITALS:

     A. The Borrower, the Co-Agents, the Agent and the Lenders are parties to that certain Credit Agreement dated as of October 12, 1994 (the "CREDIT AGREEMENT").

     B. The Borrower, the Co-Agents, the Agent and the Lenders desire to amend the Credit Agreement on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

     SECTION 1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Credit Agreement.

     SECTION 2. AMENDMENT TO THE CREDIT AGREEMENT. The Credit Agreement is, as of the date hereof, hereby amended as follows:

          (a) SECTION 2.8(g) of the Credit Agreement is amended by deleting the words "on the date on which such Prime Rate Loan is converted to a Eurodollar Rate Loan, on the date of any voluntary or mandatory repayment," appearing in the fourth sentence of such Section.

          (b) SECTION 3.2 of the Credit Agreement is amended by (i) deleting the word "and" appearing at the end of clause (iii) thereof and (ii) inserting at the end of clause (iv) thereof the following:

          "and (v) in the case of a voluntary prepayment of the Term Loans as to which the Borrower requests a waiver pursuant to SECTION 3.6(F), the notice of prepayment shall be given at least ten (10) Business Days prior to the date of such proposed prepayment and shall, subject to SECTION 3.6(F), be irrevocable."

          (c) SECTION 3.4(a) of the Credit Agreement is amended by deleting such Section in its entirety and replacing it with the following:

          "(a) PREPAYMENTS FROM EXCESS CASH FLOW. Within five (5) Business Days after the delivery to the Agent of any Excess Cash Flow Schedule pursuant to SECTION 5.1.1(b) or 5.1.1(c), beginning with the Excess Cash Flow Schedule delivered in 1995 with respect to the Fiscal Quarter ending December 31, 1994, the Borrower shall prepay the Term Loan in accordance with SECTION 3.6 if the Excess Cash Flow disclosed on such Excess Cash Flow Schedule with respect to the preceding Fiscal Quarter is positive (but excluding $12,500,000 of positive Excess Cash Flow with respect to the Fiscal Quarter ending December 31, 1994 and, thereafter, excluding the first $50,000,000 of positive Excess Cash Flow in any Fiscal Year). Any mandatory prepayment pursuant to this
          SECTION 3.4(a) shall, subject to SECTION 3.6(f), be in an amount equal to (A)(1) the amount of such positive Excess Cash Flow (but excluding $12,500,000 of positive Excess Cash Flow with respect to the Fiscal Quarter ending December 31, 1994 and, thereafter, excluding the first $50,000,000 of positive Excess Cash Flow in any Fiscal Year) MULTIPLIED BY (2) 50% or such lesser Excess Cash Flow Percentage as may be in effect at such time, less (B) the amount of any voluntary prepayment of the Term Loan made during the Fiscal Quarter in which such Excess Cash Flow is generated."

          (d) SECTION 3.6(f) of the Credit Agreement is amended by deleting such Section in its entirety and replacing it with the following:

          "(f) Notwithstanding anything in SECTION 3.2, 3.4, 3.6 OR 9.2 to the contrary, at the request of the Borrower any Term Lender may waive its right to receive all or any part of such Lender's portion of any voluntary prepayment of the Term Loan made under
          SECTION 3.2 or any mandatory prepayment of the Term Loan required to be made under SECTION 3.4 (any such portion, "WAIVED
          PROCEEDS") by delivering
          such waiver in writing to the Agent and the Borrower, signed by an authorized officer of such Lender and in form satisfactory to the Agent. Upon receipt of such written waiver, the Borrower (i) shall, to the extent of any voluntary prepayment of the Term Loan so waived, be relieved of its obligation, if any, to prepay such amount pursuant to SECTION 3.4(a) with respect to any Excess Cash Flow reported by the Borrower for the Fiscal Quarter in which such voluntary prepayment is made (or was proposed to be made) and may apply such Waived Proceeds to Permitted Uses, and (ii) shall, to the extent of any mandatory prepayment of the Term Loan so waived, be relieved of its obligation to prepay such amount and may apply such Waived Proceeds to Permitted Uses. Any request by the Borrower for a waiver of any prepayment pursuant to this SECTION 3.6(f) shall be in writing and shall be delivered to the Agent, which shall promptly distribute such request to the Term Lenders. Each Term Lender shall use reasonable efforts to respond to such waiver request within five Business Days following receipt of a written request therefor. Any failure by a Term Lender to respond to such waiver request within such period shall be deemed to be an election by such Lender not to waive its right to receive its portion of such prepayment and shall in no event give rise to any obligation or liability of any kind on the part of such Term Lender."

          (e) SECTION 5.1.1(b) of the Credit Agreement is amended by (i) replacing the word "and" appearing at the end of clause (i) thereof with a comma and (ii) inserting at the end of clause (ii) thereof the following:

          "and (iii) a schedule setting forth the computation of Excess Cash Flow for the Fiscal Quarter then ended (an "EXCESS CASH FLOW SCHEDULE")"

          (f) SECTION 5.1.1(c) of the Credit Agreement is amended by deleting clause (iii) thereof in its entirety and replacing it with the following:

          "(iii) an Excess Cash Flow Schedule setting forth the computation of Excess Cash Flow for the last Fiscal Quarter in the Fiscal Year then ended"

          (g) SECTION 5.1.17(b) of the Credit Agreement is amended by replacing "January 31, 1995" appearing in the second line thereof with "February 17, 1995".

          (h) SECTION 5.2.2(c) of the Credit Agreement is amended by inserting after the words "Europa Carton, A.G.," appearing therein the words "Stone Container Holdings GmbH,".

          (i) SECTION 5.2.7(k) of the Credit Agreement is amended by (i) inserting after the words "Europa Carton, A.G." appearing in the first line thereof the words "or Stone Container Holdings GmbH" and (ii) inserting after the words "Europa Carton, A.G." appearing in the second line thereof the words "or Stone Container Holdings GmbH, respectively,".

          (j) SECTION 5.2.11 of the Credit Agreement is amended by deleting the final sentence thereof in its entirety and replacing it with the following:

          "Notwithstanding the foregoing limitations on Capital
          Expenditures in this SECTION 5.2.11, (A) the Borrower and its Subsidiaries may make Cluster Expenditures and (B) Europa Carton, A.G. and Stone Container Holdings GmbH may make Capital
          Expenditures out of the proceeds of Indebtedness incurred by Europa Carton, A.G. or Stone Container Holdings GmbH, respectively, pursuant to SECTION 5.2.2(c)."

          (k) The definition of "DISCRETIONARY FUNDS" appearing in the Definitional Appendix to the Credit Agreement is amended by deleting clause
     (iv) thereof in its entirety and replacing it with the following:

          "(iv) the aggregate amount of Excess Cash Flow for each Fiscal Quarter of the Borrower commencing with the Fiscal Quarter ending December 31, 1994 which is not required by SECTION 3.4(a) to be utilized as a mandatory prepayment, such amount to be determined without giving effect to any prepayment reduction or waiver pursuant to clause (B) of SECTION 3.4(a) or SECTION 3.6(f) and such amount with respect to any Fiscal Quarter becoming Discretionary Funds only after the delivery of the Excess Cash Flow Schedule for such Fiscal Quarter pursuant to SECTION 5.1.1(b) or 5.1.1(c)."

          (l) The definition of "EXCESS CASH FLOW" appearing in the Definitional Appendix to the Credit Agreement is amended by (i) replacing the words "Fiscal Year" in each case where they appear with the words "Fiscal Quarter" and (ii) replacing the word "year" in each case where it appears with the word "quarter".

          (m) The definition of "EXCESS CASH FLOW SCHEDULE" appearing in the Definitional Appendix to the Credit Agreement is amended by replacing the reference to "SECTION 5.1.1(c)" appearing therein with the reference "SECTION 5.1.1(b)".

          (n) The definition of "INTEREST COVERAGE RATIO" appearing in the Definitional Appendix to the Credit Agreement is amended by adding after the word "period" appearing in clause (iii) thereof the following:

          "plus (iv) any non-cash loss resulting from the early extinguishment of debt deducted in determining Consolidated Net Income for such period"

     SECTION 3. AMENDMENT TO SCHEDULE 1.1(b). Schedule 1.1(b) to the Credit Agreement is, as of the date hereof, hereby amended by (a) replacing the words "Fiscal Year" in each case where they appear in paragraph 2 of Schedule 1.1(b) with the words "Fiscal Quarter" and (b) replacing the reference to "SECTION 5.1.1(C)" in each case where it appears in paragraph 2 of Schedule 1.1(b) with the reference "SECTION 5.1.1(b) or 5.1.1(c)".

     SECTION 4. CONSENT AND WAIVER. In connection with the Borrower's contemplated lease financing for the acquisition and construction of a woodyard at the Borrower's Hopewell, Virginia mill site (the "WOODYARD FACILITY"), which Woodyard Facility will be located on a portion of the Mortgaged Property that is subject to the Mortgage (the "HOPEWELL MORTGAGE") covering the Hopewell, Virginia mill site, the Borrower anticipates entering into (a) a ground lease (the "GROUND LEASE") with the providers of such lease financing (the "LESSORS") to, among other things, lease that portion of the Mortgaged Property upon which the Woodyard Facility will be situated to the Lessors, (b) a facility lease (the "FACILITY LEASE") providing, among other things, for the lease of the Woodyard Facility from the Lessors to the Borrower and (c) other agreements related to the Ground Lease and the Facility Lease (collectively with the Ground Lease and the Facility Lease, the "WOODYARD FACILITY DOCUMENTS"). In order to facilitate the contemplated financing for the Woodyard Facility, the Lenders hereby (i) consent to (A) the Borrower entering into the Ground Lease, provided such Ground Lease is in form and substance satisfactory to the Agent, and (B) the Agent entering into a non-disturbance and/or subordination agreement whereby the Agent agrees, among other things, that the Lessors' rights under the Ground Lease will not be terminated or disturbed by reason of the Agent's exercise of its rights under the Hopewell Mortgage relative to the Woodyard Facility and the property subject to the Ground Lease, provided that (x) the Woodyard Facility Documents are in form and substance satisfactory to the Agent, (y) the Borrower collaterally assigns certain of its rights under the Woodyard Facility Documents to the Agent for the benefit of the Lenders to secure the Obligations, pursuant to such agreements, instruments and documents in form and substance satisfactory to the Agent, and (z) the Lessors consent to and acknowledge such assignment contemplated by clause (y) above and (ii) waive any breach of SECTION 5.2.1 of the Credit Agreement which may arise solely out of the transactions contemplated by the Woodyard Facility Documents. Each of the parties hereto hereby authorizes and consents to the Agent executing and delivering any and all agreements, instruments and documents, including, without limitation, any modifications to the Hopewell Mortgage or the Security Agreements, in form and substance satisfactory to the Agent in order to effectuate the consents set forth in this SECTION 4.

     The consents and waivers by the Lenders as described in the immediately preceding paragraph shall not operate as a waiver of (i) any other right, power or remedy of the Agent or the Lenders under the Loan Documents or (ii) any other Event of Default under the Credit Agreement. Such consents and waivers are only applicable and shall only be effective in the specific instance and for the specific purpose for which made or given.

     SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants to the Lenders, the Co-Agents and the Agent as follows:

          (a) The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof (except to the extent specifically made with regard to a particular date).

          (b) No Event of Default or Unmatured Event of Default has occurred and is continuing.

          (c) The execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of, and duly executed and delivered by, the Borrower and this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

          (d) The execution, delivery and performance of this Amendment do not conflict with or result in a breach by the Borrower of any term of any material contract, loan agreement, indenture or other agreement or instrument to which the Borrower is a party or is subject.

     SECTION 6.   REFERENCES TO AND EFFECT ON THE CREDIT AGREEMENT.

               (a) On and after the date hereof each reference in the Credit Agreement to "this Agreement," "hereunder,"

     "hereof," "herein," or words of like import, and each reference to in the Loan Documents and all other documents (the "ANCILLARY DOCUMENTS") delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

          (b) Except as specifically amended above, the Credit Agreement, the Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Co-Agents or the Agent under the Credit Agreement, the Loan Documents or the Ancillary Documents.

     SECTION 7. EXECUTION IN COUNTERPARTS. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. This Amendment shall be binding upon the respective parties hereto upon the execution and delivery of this Amendment by the Borrower, the Agent, the Majority Term Lenders and the Required Lenders regardless of whether it has been executed and delivered by all of the Lenders.

     SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

     Section 9. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.



                            [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date above first written.


STONE CONTAINER CORPORATION                  BANKERS TRUST COMPANY, in its
                                             individual capacity and as
By:                                          Agent
   ------------------------------
Name:                                        By:
     ------------------------------             ------------------------------
Title:                                       Name:
      ------------------------------              ------------------------------
                                             Title:
                                                   ----------------------------

BANK OF AMERICA NATIONAL TRUST               THE BANK OF NEW YORK, in its
AND SAVINGS ASSOCIATION, in its              individual capacity and as a
individual capacity and as a                 Co-Agent
Co-Agent
                                             By:
By:                                             ------------------------------
   ------------------------------            Name:
Name:                                             ------------------------------
     ------------------------------          Title:
Title:                                             ----------------------------
      ------------------------------

THE BANK OF NOVA SCOTIA, in its              CAISSE NATIONALE DE CREDIT
individual capacity and as a                 AGRICOLE, in its individual
Co-Agent                                     capacity and as a Co-Agent

By:                                          By:
   ------------------------------               ----------------------------
Name:                                        Name:
    ----------------------------                ----------------------------
Title:                                       Title:
      ----------------------------                 ----------------------------

CHEMICAL BANK, in its                        THE CHASE MANHATTAN BANK, N.A.,
individual capacity and as a                 in its individual capacity and
Co-Agent                                     as a Co-Agent

By:                                          By:
   ----------------------------                 ----------------------------
Name:                                        Name:
     ----------------------------                 ----------------------------
Title:                                       Title:
      ----------------------------                 ----------------------------

DRESDNER BANK AG (Chicago and                THE FIRST NATIONAL BANK OF
Grand Cayman Branches), in its               CHICAGO, in its individual
individual capacity and as a                 capacity and as a Co-Agent
Co-Agent
                                             By:
By:                                             ----------------------------
   ----------------------------              Name:
Name:                                             ----------------------------
     ----------------------------            Title:
Title:                                             ----------------------------
      ----------------------------

THE LONG-TERM CREDIT BANK OF                 NATIONSBANK OF NORTH CAROLINA,
JAPAN, LTD. in its individual                N.A., in its individual
capacity and as a Co-Agent                   capacity and as a Co-Agent

By:                                          By:
   ----------------------------                 ----------------------------
Name:                                        Name:
     ----------------------------                 ----------------------------
Title:                                       Title:
      ----------------------------                 ----------------------------

SUMITOMO BANK, LTD., CHICAGO                 THE TORONTO DOMINION BANK, in
BRANCH, in its individual                    its individual capacity and as
capacity and as a Co-Agent                   a Co-Agent

By:                                          By:
   ----------------------------                 ----------------------------
Name:                                        Name:
     ----------------------------                 ----------------------------
Title:                                       Title:
      ----------------------------                 ----------------------------

COMPAGNIE FINANCIERE DE CIC ET               PRIME INCOME TRUST
DE L'UNION EUROPEENNE
                                             By:
By:                                             ----------------------------
   ---------------------------               Name:
Name:                                             ----------------------------
     ----------------------------            Title:
Title:                                             ----------------------------
      ----------------------------

EATON VANCE PRIME RATE RESERVES              MERRILL LYNCH SENIOR FLOATING
                                             RATE FUND, INC.
By:
   ----------------------------              By:
Name:                                           ----------------------------
     ----------------------------            Name:
Title:                                            ----------------------------
      ----------------------------           Title:
                                                   -----------------------------

SENIOR HIGH INCOME PORTFOLIO, INC.           SENIOR HIGH INCOME PORTFOLIO II,
                                             INC.

By:                                          By:
   ----------------------------                 ----------------------------
Name:                                        Name:
     ----------------------------                 ----------------------------
Title:                                       Title:
      ----------------------------                 ----------------------------

SENIOR STRATEGIC INCOME FUND,                PILGRIM PRIME RATE TRUST
INC.

By:                                          By:
   ----------------------------                 ----------------------------
Name:                                        Name:
     ----------------------------                 ----------------------------
Title:                                       Title:
      ----------------------------                 ----------------------------

PROSPECT STREET SENIOR                       PROTECTIVE LIFE INSURANCE
PORTFOLIO, L.P. (by Prospect                 COMPANY
Street Senior Loan corporation,
as managing general partner)                 By:
                                                ----------------------------
By:                                          Name:
   ----------------------------                   ----------------------------
Name:                                        Title:
     ----------------------------                  ----------------------------
Title:
      ----------------------------

VAN KAMPEN MERRITT PRIME RATE
INCOME TRUST                                 STRATA FUNDING, LTD.

By:                                          By:
   ----------------------------                 ----------------------------
Name:                                        Name:
     ----------------------------                 ----------------------------
Title:                                       Title:
      ----------------------------                 ----------------------------

STICHTING RESTRUCTURED                       RESTRUCTURED OBLIGATIONS BACKED
OBLIGATIONS BACKED BY SENIOR                 BY SENIOR ASSETS B.V.
ASSETS 2 (ROSA2)

By its Managing Director                     By its Managing Director


ABN TRUSTCOMPANY (NEDERLAND)                 ABN TRUSTCOMPANY (NEDERLAND)
B.V.                                         B.V.

By:                                          By:
   ----------------------------                 ----------------------------
Name:                                        Name:
     ----------------------------                 ----------------------------
Title:                                       Title:
      ----------------------------                 ----------------------------

By:                                          By:
   ----------------------------                 ----------------------------
Name:                                        Name:
     ----------------------------                 ----------------------------
Title:                                       Title:

      ----------------------------                 ----------------------------

CERES FINANCE LTD.                           MERRILL LYNCH PRIME RATE
                                             PORTFOLIO
By:
   -----------------------------             By:  Merill Lynch Asset
Name:                                             Management, LP,
     ----------------------------                 as Investment Advisor
Title:
      ----------------------------           By:
                                                ----------------------------
UNION BANK OF FINLAND, LTD.,                 Name:
GRAND CAYMAN BRANCH                               ----------------------------
                                             Title:
By:                                                ----------------------------
   ----------------------------
Name:
     ----------------------------
Title:
      ----------------------------
                                             MERRILL LYNCH, PIERCE, FENNER &
PEARL STREET L.P.                            SMITH, INC.

By:                                          By:
   ----------------------------                 ----------------------------
Name:                                        Name:
     ----------------------------                 ----------------------------
Title:                                       Title:
      ----------------------------                 ----------------------------